UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2021

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2021, Motorsport Games Inc., a Delaware corporation (the “Company”), closed the transactions contemplated by each of (i) the share exchange agreement with PlayFast Games, LLC, a North Carolina limited liability (“PlayFast”), dated as of March 11, 2021, as amended by that certain amendment dated as of April 1, 2021 (the “PlayFast Exchange Agreement”) and (ii) the share exchange agreement with Ascend FS, Inc., a British Columbia corporation (“Ascend”), dated as of March 14, 2021, as amended by that certain amendment dated as of April 1, 2021 (the “Ascend Exchange Agreement”).

The terms and conditions of the PlayFast Exchange Agreement, as amended, and the Ascend Exchange Agreement, as amended, were previously disclosed in the Company’s Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 11, 2021, March 15, 2021 and April 1, 2021, respectively (collectively, the “Prior Current Reports”).

The transactions contemplated by the PlayFast Exchange Agreement, as amended, and the Ascend Exchange Agreement, as amended, were structured as a merger of 704Games Company, a Delaware corporation (“704Games”), with and into 704Games LLC, a newly-formed Delaware limited liability company wholly-owned by the Company (“Merger Sub”), with Merger Sub being the surviving entity in such merger (the “Merger”). The merger consideration issued to (i) PlayFast in connection with the Merger with respect to the shares of common stock of 704Games it surrendered in such merger consisted of 366,542 newly issued shares of Class A common stock of the Company (“Company Common Stock”) and $1,542,519 in cash and (ii) Ascend in connection with the Merger with respect to the shares of common stock of 704Games it surrendered in such merger consisted of 488,722 newly issued shares of Company Common Stock and $2,056,692 in cash. In connection with the Merger, on April 16, 2021, 704Games and Merger Sub entered into a plan of merger (the “Plan of Merger”), and the Company filed with the Secretary of State of the State of Delaware on April 19, 2021 a certificate of merger (the “Certificate of Merger”).

Under the PlayFast Exchange Agreement, as amended, and the Ascend Exchange Agreement, as amended, the Company and its affiliates, without admitting any liability by any party, were released from all claims that Ascend or PlayFast could allege or assert against the Company as minority stockholders of 704Games. Pursuant to the Ascend Exchange Agreement, as amended, the parties agreed that the derivative legal action commenced by Ascend against the Company and certain of its affiliates will be dismissed with prejudice.

The restricted shares of Company Class A common stock were issued to PlayFast and Ascend at closing of the transactions under the PlayFast Exchange Agreement, as amended, and the Ascend Exchange Agreement, as amended, under an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from securities registration afforded by Rule 506(b) of Regulation D as promulgated by the Commission under the Securities Act.

The foregoing description of the transactions contemplated in the PlayFast Exchange Agreement, as amended, and the Ascend Exchange Agreement, as amended, and the foregoing descriptions of the Plan of Merger and the Certificate of Merger do not purport to be complete and such descriptions are subject to, and qualified in their entirety by, the full text of the Plan of Merger and the Certificate of Merger, copies of which are attached hereto as Exhibits 2.1 and 3.1, respectively, and incorporated herein by reference, as well as the full text of the PlayFast Exchange Agreement, as amended, and the Ascend Exchange Agreement, as amended, copies of which were filed as exhibits to the Prior Current Reports.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosures provided the third paragraph of Part A and the disclosures provided in Item 1.01 of this Report are each hereby incorporated by reference into this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures provided the third paragraph of Part A and the disclosures provided in Item 1.01 of this Report are each hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Plan of Merger, dated as of April 16, 2021, between 704Games Company and 704 Games, LLC
3.1	Certificate of Merger, dated as of April 16, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: April 20, 2021	By:	/s/ Dmitry Kozko
Dmitry Kozko
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Plan of Merger, dated as of April 16, 2021, between 704Games Company and 704 Games, LLC
3.1	Certificate of Merger, dated as of April 16, 2021

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